UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

(Address of principal executive office) (Zip Code)

(512) 519-0400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AWHL	OTC QX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2025, Aspira Women’s Health Inc. (“Aspira”) entered into a Laboratory Services Agreement (the “Agreement”) with Mayo Collaborative Services, Inc., d/b/a Mayo Clinic Laboratories (“Mayo”). The Agreement is effective as of December 16, 2025. Under the Agreement, Aspira will provide certain reference laboratory testing services to Mayo, specifically the Ova1Plus (Ova1 and Overa) and OvaWatch tests, on a non-exclusive, as-requested basis for clinical purposes.

The initial term of the Agreement is five years from the effective date, with automatic one-year renewal terms thereafter, subject to earlier termination by either party for convenience on at least ninety days’ prior written notice, or earlier for cause.

Mayo will list each Aspira test in Mayo’s catalog and will be responsible for facilitating ordering and delivery of results, as well as billing for the applicable tests. Aspira will invoice Mayo for services performed in accordance with the Agreement, with fees remaining fixed during the initial term absent mutual agreement to adjust, subject to certain notice and review rights.

The Agreement contains customary representations, covenants, and other provisions for arrangements of this type, including with respect to confidentiality, compliance with healthcare laws (including HIPAA), insurance, indemnification, non-exclusivity, and governing law.

The Agreement is not filed herewith as Aspira is still finalizing appropriate redactions of certain information that is immaterial and the type of information that Aspira treats as private or confidential.  Aspira will file the Agreement as soon as this process is complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2025

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ Brian Hungerford
Name:	Brian Hungerford
Title:	Chief Financial Officer